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                                                                    EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement No. 333-90731 on Form S-2 of Radyne ComStream Inc. (formerly Radyne Corp.) of our report dated February 4, 1998, incorporated by reference in the Annual Report on Form 10-K of Radyne ComStream Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP
-------------------------

Phoenix, Arizona
April 25, 2000